UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 9, 2006

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000 — 30733 (Commission File Number)	41-1978822 (I.R.S. Employer Identification Number)

10700 Bren Road West Minnetonka, Minnesota (Address of principal executive offices)	55343 (Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
Approval and Adoption of Form of Indemnification Agreement
     On February 9, 2006, the Board of Directors of American Medical Systems Holdings, Inc. approved and adopted a standard form of indemnification agreement to be entered into by the company and each of its officers and directors. Under the indemnification agreement, the company agrees to indemnify such individuals against liability arising out of performance of their duties to the company and to advance expenses, provided that the requisite standards of conduct are met. The agreement also contains procedural mechanisms and presumptions applicable to any dispute as to whether such standards of conduct are satisfied.
Executive Compensation
     At the February 9, 2006 meeting the Board of Directors also reviewed final payouts under the Company’s 2005 Executive Variable Incentive Plan and approved 2006 base salaries and option grants, and target bonuses under the Company’s 2006 Executive Variable Incentive Plan for each of its executive officers, including each of the Company’s “named executive officers” (as defined in Regulation S-K Item 402(a)(3)).
     2005 Executive Variable Incentive Plan. The 2005 Executive Variable Incentive Plan provides incentive compensation for senior management, including executive officers. In February 2005, the Compensation Committee (and the Board of Directors with respect to executive officers) established a target bonus for each participant in the plan. The actual payment was calculated at the end each fiscal quarter based upon each fiscal quarter’s year-over-year sales growth rate, each quarter’s year-over-year increase in sales dollars, a measure of operating income and a cost of capital on net assets. Each quarter, the actual results for four quarters (the current plus three past quarters) were equally weighted and compared to the plan level to generate a percent of plan achievement. This percent was applied against the participant’s target bonus for the quarter, resulting in a quarterly bonus payment per individual. The actual 2005 bonus for each named executive officer is set forth in the table below.

		2005 Actual
Name	Title	Bonus
Martin J. Emerson	President and Chief Executive Officer	$144,226

Carmen L. Diersen	Executive Vice President, Chief Financial Officer and Corporate Secretary	$94,228

Ross A. Longhini	Executive Vice President and Chief Technology Officer	$92,304

Lawrence W. Getlin	Senior Vice President, Regulatory Medical Affairs and Quality Systems, Corporate Compliance Officer	$70,363

John F. Nealon	Senior Vice President, Business Development	$66,698

Douglas W. Kohrs	Chairman of the Board	$48,076

     2006 Base Salary and Option Grants. For fiscal 2006, each named executive officer will receive the base salary set forth below (effective as of February 1, 2006), and has been granted an option to purchase the number of shares of Company common stock set forth below. All options were granted under the Company’s 2005 Stock Incentive Plan at an exercise price of $21.38 (equal to the “fair market value” of a share of common stock on the grant date), vest over a period of 4 years and have a term of 7 years.

		2006 Base	2006
Name	Title	Salary	Options
Martin J. Emerson	President and Chief Executive Officer	$330,000	100,000

Carmen L. Diersen	Executive Vice President, Chief Financial Officer and Corporate Secretary	$263,000	50,000

Ross A. Longhini	Executive Vice President and Chief Technology Officer	$258,000	50,000

Lawrence W. Getlin	Senior Vice President, Regulatory Medical Affairs and Quality Systems, Corporate Compliance Officer	$228,000	25,000

John F. Nealon	Senior Vice President, Business Development	$220,000	25,000

Douglas W. Kohrs	Chairman of the Board	$100,000	20,000
     2006 Executive Variable Incentive Plan. At the February 9, 2006 meeting, the Company’s Board of Directors approved the 2006 Executive Variable Incentive Plan and target bonuses for executive officers under such plan. The Compensation Committee (and the Board of Directors with respect to executive officers) established a target bonus for each participant in the plan. The 2006 quarterly bonus payments will be calculated at the end of each fiscal quarter based upon each fiscal quarter’s year-over-year sales growth rate, each quarter’s year-over-year increase in sales dollars, a measure of operating income and a cost of capital on net assets. Each quarter, the actual quarterly results for four quarters (the current plus three past quarters) will be weighted and compared to the plan level to generate a percent of plan achievement. This percent is applied against the participant’s target bonus for the quarter, resulting in a quarterly bonus payment per individual. The target bonus for 2006 for each named executive officer is set forth in the table below.

		2006 Target
Name	Title	Bonus
Martin J. Emerson	President and Chief Executive Officer	$198,000

Carmen L. Diersen	Executive Vice President, Chief Financial Officer and Corporate Secretary	$118,350

Ross A. Longhini	Executive Vice President and Chief Technology Officer	$116,100

Lawrence W. Getlin	Senior Vice President, Regulatory Medical Affairs and Quality Systems, Corporate Compliance Officer	$91,200

John F. Nealon	Senior Vice President, Business Development	$88,000

Douglas W. Kohrs	Chairman of the Board	$50,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Dated: February 15, 2006	By	/s/ Carmen L. Diersen
Carmen L. Diersen
Executive Vice President and Chief Financial Officer

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